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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 28, 1999
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                                   EG&G, Inc.
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             (Exact name of registrant as specified in its charter)





        Massachusetts                1-5075                    04-2052042
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      (State or other       (Commission File Number)          (IRS Employer
      jurisdiction of                                      Identification No.)
       incorporation)



45 William Street, Wellesley, Massachusetts                             02481
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(Address of principal executive offices)                              (Zip Code)




                                 (781) 237-5100
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              (Registrant's telephone number, including area code)



                                 Not applicable
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          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 1999, EG&G, Inc. (the "Company") completed its acquisition of the Analytical Instruments Division (the "Division") of The Perkin-Elmer Corporation ("Perkin-Elmer") for an aggregate purchase price of approximately $425 million. The purchase price is subject to a post-closing adjustment equal to the amount by which the net assets of the Division as of the closing date are greater or less than, as the case may be, certain target amounts set forth in the Purchase Agreement dated March 8, 1999 between the Company and Perkin-Elmer (the "Purchase Agreement"). Under the terms of the Purchase Agreement, the Company will assume a long-term pension liability of approximately $65 million. The Division is a leading producer of high-quality analytical testing instruments and consumables, and generated 1998 fiscal year sales of $569 million.

The purchase price was based upon the Company's determination of the fair value of the Division, and the terms of the Purchase Agreement were determined by arms-length negotiation among the parties. The Company funded the acquisition through a combination of (i) $75 million of available cash, (ii) $100 million of commercial paper borrowings with a weighted-average interest rate of 5.2% per annum and maturities of 60 days or less, (iii) $100 million of money market loans with Chase Securities, Inc., of which $50 million bears interest at a rate of 5.1% per annum and matures on June 18, 1999 and $50 million bears interest at a rate of 5.3% per annum and matures on July 30, 1999, and (iv) one-year secured promissory notes in the aggregate principal amount of $150 million issued by the Company to Perkin-Elmer, which bear interest at a rate of 5% per annum.

The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the Division and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the Division. Prior to execution of the Purchase Agreement, neither the Company nor any of its affiliates had any material relationship with Perkin-Elmer or any of its affiliates.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         The financial statements required by this item are not included with this Current Report on Form 8-K. The required financial statements will be filed by amendment not later than August 11, 1999.

(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is not included with this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment not later than August 11, 1999.

(c)      Exhibits

         Exhibit 2 - Purchase Agreement between The Perkin-Elmer Corporation and EG&G, Inc. dated as of March 8, 1999. (In accordance with SEC rules, certain schedules and exhibits to the Agreement, which are listed in the List of Schedules and Exhibits to Agreement, are omitted. Such schedules and exhibits will be furnished supplementally to the SEC upon request.)

         Exhibit 99.1 - Terms of Note between The Perkin-Elmer Corporation and
                        EG&G, Inc.

         Exhibit 99.2 - Facilities and Services Agreement dated as of
                        May 28, 1999 between The Perkin-Elmer Corporation and EG&G, Inc.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EG&G, Inc.


                                   By /s/ Robert F. Friel
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                                      Robert F. Friel
                                      Senior Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer)


Date: June 14, 1999
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